UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 5, 2017, American International Group, Inc. (“AIG”) announced that it appointed Peter Zaffino as Executive Vice President and Global Chief Operating Officer, effective August 1, 2017.

Mr. Zaffino, age 50, has more than 25 years of experience in the insurance and reinsurance industry. He previously served, since 2011, as the Chief Executive Officer of Marsh LLC, a global insurance brokerage and risk management firm and a subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), and also served as Chairman of the Risk and Insurance Services segment of MMC since 2015. Mr. Zaffino was also a member of MMC’s Executive Committee since 2008. Prior to his being named Chief Executive Officer of Marsh LLC, Mr. Zaffino as President and Chief Executive Officer of Guy Carpenter & Company, LLC, a global risk and reinsurance firm and also a subsidiary of MMC (“Guy Carpenter”), having previously held a number of senior roles at the firm. Prior to joining Guy Carpenter in 2001, he held several senior positions, including serving in an executive role with a GE Capital portfolio company.

In connection with Mr. Zaffino’s appointment, AIG and Mr. Zaffino entered into a letter agreement (the “Letter Agreement”) establishing Mr. Zaffino’s initial compensation, which will consist of an annual base salary of $1.25 million, a short-term annual incentive target of $3 million and an annual long-term incentive award of $4.25 million. For 2017, consistent with AIG’s compensation program for other executive officers, Mr. Zaffino’s long-term incentive award is 70% in the form of performance share units earned based on achievement of performance criteria for the three-year performance period covering January 2017 through December 2019, and 30% in the form of restricted stock units earned based on continued employment through such three-year period.

In addition, in consideration of compensation foregone from his prior employer, Mr. Zaffino will receive a one-time, sign-on award having a target value of $15 million (the “Sign-on Award”). Part of the Sign-on Award will be in the form of stock options (the “Stock Options”) to purchase 1,000,000 shares of AIG common stock (the “Shares”). The Stock Options will have an exercise price equal to the fair market value per Share on the grant date, a seven-year term and will vest as follows:

•	Stock Options for 333,000 Shares will vest in equal, annual installments on each of the first three anniversaries of the grant date;

•	Stock Options for 200,000 Shares will vest only if, for twenty consecutive trading days, the closing price per Share is at least $10.00 over the closing price on August 1, 2017 (the “Reference Price”), but in no event will these Stock Options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date;

•	Stock Options for 200,000 Shares will vest only if, for twenty consecutive trading days, the closing price per Share is at least $20.00 over the Reference Price; and

•	Stock Options for 267,000 shares will vest only if, for twenty consecutive trading days, the closing price per Share is at least $30.00 over the Reference Price.

The Stock Options are exercisable only after vesting and are issued under, and subject to the terms of, the AIG 2013 Omnibus Incentive Plan. The remainder of the Sign-on Award ($15 million minus the grant date fair value of the Stock Options) will be paid in cash, fifty percent on February 28, 2018 and fifty percent on January 31, 2019, subject to Mr. Zaffino’s continued employment through such dates.

Any bonus, equity or equity-based award or other incentive compensation granted to Mr. Zaffino will be subject to the AIG Clawback Policy (and any other AIG clawback policies as may be in effect from time to time). Mr. Zaffino will be entitled to severance in accordance with AIG’s Executive Severance Plan. Pursuant to the Letter Agreement, Mr. Zaffino’s employment with AIG is contingent upon his agreement to fully liquidate any ownership position he holds in MMC and its affiliates as soon as practicable, but in no event later than with 10 business days after the expiration of MMC’s blackout period in relation to second quarter 2017 earnings.

There are no arrangements or understandings between Mr. Zaffino and any other persons pursuant to which he was selected as an officer. Mr. Zaffino has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is qualified in its entirety by reference to the Letter Agreement and the related form of Stock Option award agreement, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and which are incorporated by reference.

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.

On July 5, 2017, AIG issued a press release announcing Mr. Zaffino’s appointment as Executive Vice President and Global Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Letter Agreement, dated July 3, 2017, between American International Group, Inc. and Peter Zaffino

10.2	Form of Stock Option Award Agreement, between American International Group, Inc. and Peter Zaffino

99.1	Press Release of American International Group, Inc., dated July 5, 2017 (furnished and not filed for purposes of Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: July 6, 2017	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated July 3, 2017, between American International Group, Inc. and Peter Zaffino

10.2	Form of Stock Option Award Agreement, between American International Group, Inc. and Peter Zaffino

99.1	Press Release of American International Group, Inc., dated July 5, 2017 (furnished and not filed for purposes of Item 7.01)